Exhibit 99.1

PHH CORPORATION ANNOUNCES COMPLETION OF OFFERING OF
$275 MILLION OF 7.375% SENIOR NOTES DUE 2019

COMPANY ANNOUNCES EARLY SETTLEMENT OF TENDER OFFER AND CALL FOR REDEMPTION OF REMAINING 7.125% NOTES DUE 2013

Mt. Laurel, NJ — August 23, 2012 — PHH Corporation (NYSE: PHH) (“PHH” or the “Company”) announced today that it has closed its previously announced offering of $275 million in aggregate principal amount of 7.375% Senior Notes due 2019 (the “2019 notes”).  The Company is using the net proceeds of the offering of the 2019 notes, along with cash on hand, to repurchase approximately $418 million outstanding aggregate principal amount of its 7.125% Notes due 2013 (the “2013 notes”).

As part of its previously announced tender offer (the “Tender Offer”), the Company solicited consents from the holders of the 2013 notes (the “Consent Solicitation”) for certain proposed amendments (the “Proposed Amendments”) that would eliminate or modify certain restrictive covenants and other provisions contained in the indenture governing the 2013 notes (the “Indenture”). Adoption of the Proposed Amendments required consents from holders of at least a majority (and in certain cases, at least 66 2/3%) in aggregate principal amount of the outstanding securities. The Company has received the requisite consents in the Consent Solicitation to execute a supplemental indenture to effect the Proposed Amendments pursuant to its Offer to Purchase and Consent Solicitation Statement, dated August 9, 2012 (the “Statement”).

As of 5:00 p.m., New York City time, on August 22, 2012 (the “Consent Expiration Date”), approximately $340 million aggregate principal amount of the outstanding 2013 notes (representing approximately 81% of the outstanding 2013 notes) had been tendered. The Company has exercised its option to accept for payment and settle the Tender Offer with respect to 2013 notes that were validly tendered at or prior to the Consent Expiration Date (the “Early Settlement”). Such Early Settlement occurred today concurrently with the closing of the offering of the 2019 notes.

As a result of receiving the requisite consents, the Company entered into a supplemental indenture, dated as of August 23, 2012, to the Indenture to effect the Proposed Amendments. The Proposed Amendments became effective upon the Early Settlement of the Tender Offer.

Holders of 2013 notes who properly tendered, did not withdraw their 2013 notes and delivered their consents to the Proposed Amendments on or prior to the Consent Expiration Date received the total consideration of $1,033.55 per $1,000 in principal amount of 2013 notes, which included a consent payment equal to $30.00 per $1,000 principal amount of the tendered 2013 notes.

The Tender Offer will expire at midnight, New York City time, on September 6, 2012, unless the Tender Offer is extended or earlier terminated (the “Offer Expiration Date”). Under the terms of the Tender Offer, holders of 2013 notes who properly tender after the Consent Expiration Date but on or prior to the Offer Expiration Date, and whose 2013 notes are accepted for purchase, will be eligible to receive $1,003.55, which equals the total consideration, less the consent payment equal to $30.00 per $1,000 principal amount of the tendered 2013 notes. Other than in the limited circumstances set forth in the Statement, tenders of 2013 notes may not be withdrawn and consents may not be revoked following the Consent Expiration Date.

In addition, all 2013 notes accepted for payment in connection with the Tender Offer will be entitled to receipt of accrued and unpaid interest in respect of such 2013 notes from the last interest payment date prior to the applicable settlement date to, but not including, the applicable settlement date.

The Company today also delivered notice that it had called for redemption all of the 2013 notes that remain outstanding following consummation of the Tender Offer at a price equal to par plus a “make-whole” amount in accordance with the terms of the Indenture, plus accrued and unpaid interest to, but not including, the date of redemption. Redemption of the remaining 2013 notes is expected to occur on September 24, 2012.

BofA Merrill Lynch, J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC, RBS Securities Inc. and Wells Fargo Securities, LLC acted as joint book-running managers for the offering of the 2019 notes. BNY Mellon Capital Markets, LLC, CIBC World Markets Corp., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Scotia Capital (USA) Inc. acted as co-managers.

BofA Merrill Lynch, Barclays Capital Inc. and Citigroup Global Markets Inc. are acting as dealer managers and solicitation agents (the “Dealer Managers”) for the Tender Offer and the Consent Solicitation. The tender agent and information agent is D.F. King & Co., Inc.

Requests for documentation relating to the Tender Offer and Consent Solicitation should be directed to D.F. King & Co., Inc. at (800) 290-6426 (toll-free) or (212) 269-5550 (banks and brokers). Questions regarding the Tender Offer and Consent Solicitation should be directed to BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 387-3907 (collect); Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect); or Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect).

This press release does not constitute a notice of redemption under the optional redemption provisions of the Indenture, nor does it constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The offering of the 2019 notes was made by means of a prospectus and an accompanying prospectus only. Copies of the prospectus supplement and the accompanying prospectus can be obtained by contacting BofA Merrill Lynch, 222 Broadway, 7th Floor, New York, NY 10080, Attention: Prospectus Department, 800-294-1322 or by e-mail: dg.prospectus_requests@baml.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at

866-803-9204; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, 888-603-5847 or by e-mail: barclaysprospectus@broadridge.com; Citigroup Global Markets Inc., Attention: Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220, 877-858-5407 or by e-mail: batprospectusdept@citigroup.com; RBC Capital Markets, LLC, Attention: High Yield Capital Markets, Three World Financial Center, 200 Vesey Street, 10th Floor, New York, NY 10281-8098, 877-280-1299 or by e-mail: CM-USA-Prospectus@rbc.com; RBS Securities Inc., 866-884-2071; or from Wells Fargo Securities, LLC, (800) 326-5897 or by e-mail: cmclientsupport@wellsfargo.com. Alternatively, you may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at http://www.sec.gov/. Before you invest, you should read the prospectus supplement related to the offering, the accompanying prospectus and other documents incorporated by reference in the prospectus supplement and the accompanying prospectus for more complete information about the offering of the 2019 notes.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading provider of business process management services for the mortgage and fleet industries. Its subsidiary, PHH Mortgage, is one of the largest originators of residential mortgages in the United States,(1) and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. PHH is dedicated to delivering premier customer service and providing value-added solutions to its clients.

(1)   Inside Mortgage Finance, Copyright 2012.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the prospectus supplement related to the offering and in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Contact Information:

Investors

Jim Ballan

jim.ballan@phh.com

856-917-4311

Media

Dico Akseraylian

dico.akseraylian@phh.com

410-771-2038

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